                                                                Exhibit 10.14-CE

                                                           Contract No.

                                     LEASE

                       of Premises for Business Purposes

between the firm             INTERNATIONALES IMMOBILIEN-INSTITUT GmbH/(1)/
                             Albrechtstr. 14, 80636 Munich, (Germany)

represented by its Manager   Harald von Sohnen, Holder of a Diploma in Commerce
                             Gunther Hackeneis, Academically Qualified Engineer and Industrial Engineer

                             - hereinafter known as the "Landlord"

and Artificial Life Deutschland AG i. G./(2)/ BarckhausstraBe 1-3; 60325 Frankfurt/Main

                             - hereinafter known as the "Tenant" -

the following lease agreement shall be concluded:

ss. 1 Leased Premises
---------------------

1.1 The Landlord shall rent the following business premises in the building to the Tenant:

      BarckhausstraBr 2-4, Kettenhofweg, 60, in 60325 Frankfurt/Main, 3rd Floor

      The leased premises are indicated in Appendix 1 of the attached plan, which is the essential component of this agreement.

1.2   The leased premises shall be leased for use as an office.

01/99


-------------------------
/(1)/[Translator's note: = INTERNATIONAL REAL ESTATE INSTITUTE) L.L.C.] /(2)/[Translator's note: =AG i.G = Aktiensgesellschaft i.G = Joint Stock
     Corporation]


                                                                            2-14

1.3 The Contracting Parties agree that the leased premises comprise 826.83 m(2).

ss.2. Waiver of the Sales Tax Exemption
---------------------------------------

2.1 The Tenant declares that, at the time of the signing of the lease agreement, he is an entrepreneur within the meaning of the Sales Tax Act and agrees that, in accordance with ss. 1, he is only to use the leased premises for business purposes.

2.2 The Tenant is aware that the Landlord has waived his right to the value-added sales tax exemption in this lease agreement and that the Tenant's declaration for the Landlord forms the basis of the business with respect to the purchasing costs, manufacturing costs, as well as out-of-pocket expenses for the building in question.

2.3 If, for whatever reason, the Tenant does not completely or only partially fulfills the commitment undertaken by him under 2.1, he must immediately notify the Landlord. In such case, the Contracting Parties are bound to find a mutually satisfactory solution that takes into consideration the tax loss for the Landlord. This occurs, unless otherwise agreed in particular cases, from the time of the discontinuation of the conditions assured according to No. 2.1 until the rent previously agreed upon as the gross amount is no longer valid as net rent (without any separate statement of the sales tax). In addition, the Tenant is bound to compensate the Landlord for the damages, which consists of the Landlord reimbursing the input tax pro rata, where applicable. The Tenant now agrees to any bill adjustment required by the Landlord.

      Should the Landlord have doubts as to whether the prerequisites of No. 2.1 exist, he may request the original of the appropriate documents from the Tenant.

2.4 Disadvantages suffered by the Landlord due to the violation of one of the obligations accepted in No. 2.1, particularly due to default, incomplete or belated communication of considerable changes of usage by the Tenant, for which usage the Landlord had agreed to waive the lease sales tax exemption, shall be borne by the Tenant. In particular, the input tax adjustment due to the change in usage is just such a disadvantage. In addition, the regulations in No. 2.3 correspond to the question of the compensation for damages.


                                                                            2-15
ss.3 Leasing Period
-------------------

3.1 The leasing period shall begin on May 15, 1999, and run for a period of five years until May 31, 2004.

3.2 Twelve months must have elapsed before the Tenant may give notice of termination of the lease agreement. Unless a 6 months' notice has been received by registered letter by the end of this lease agreement, this contract shall be renewed for another 12 months.

3.3. Should the leased premises still be leased upon the conclusion of this lease agreement, in the event that the premises have not been vacated, the Landlord shall be held liable only for malicious intent or gross negligence. The same liability applies to new buildings or renovations that have not been completed on time.

3.4 The preparation of the leased premises shall be executed according to the blueprint and cost estimate attached as Appendices 1-3. The preparation time has been calculated as being seven weeks following submission of the signed lease agreement (in the original). The Landlord can only comply with the scheduled commencement of the leasing period, which is more closely described under ss. 3.1, if the signed lease agreement is submitted to the Landlord by March 26, 1999. Delays caused by the Tenant or later structural changes, which cause a prolongation of the construction time, do not entitle the Tenant to either compensation or withholding of the rent money agreed upon. The security deposit can be handed in subsequently up to the commencement date of the commencement of the lease agreement.


                                                                            2-16
ss.4  Rent and Utilities
------------------------

4.1   Rent and utilities amount to the following:

      Basic rent per month:                                      EURO  19,025.36

      2 outside parking places @ EURO 76.69                      EURO     153.39

      8 underground parking places @ EURO 127.82                 EURO   1,022.58

          ----------------------------------------------------------------------

          Net rent per month                                     EURO  20,201.33

          Monthly advance payments for hot and warm water costs  EURO     438.00

          Monthly advance payments for other operating costs     EURO   1,960.00
          according to ss.4.2

          ----------------------------------------------------------------------

          Sub-total                                              EURO  22,599.33

          Value-added sales tax - 16% at present                 EURO   3,615.89

          ----------------------------------------------------------------------

          Total gross rent                                       EURO  26,215.22

          ======================================================================

      The total gross rent shall be paid no later than the third of the month to the Landlord's account in the Internationales Immobilien - Institut GmbH (International Real Estate Institute, L.L.C.) in Munich.

      Account No.      F1: 62 004 282

      Bank Code        700 202 70

      Bank             Bayerishe Hypo- und Vereinsbank AG

      The Tenant hereby empowers the Landlord to collect the total gross rent and the arrears according to ss. 4.2 - 4.5, as well as further payment obligations within the scope of the lease agreement by means of an automatic debt transfer from the Tenant's account as follows:

      Account No.
                                                                            2-17
      Bank Code

      Credit institution:

      If the Tenant is late with his payment or defaults, he shall pay interest on the arrears in the amount of 4% above the prime rate according to the Discount Rate Transitional Act (DuG).

4.2 The Tenant shall reimburse the Landlord the operating costs, i.e., the subsequent costs that are constantly accruing to the latter through the regular and ordinary use of the building or the economic unit of the adjacent buildings, facilities, equipment and property. In principle, it is the Landlord's right to authorize the work required for the stipulated use of the building or to award contracts for this purpose. With respect to some operating costs, the Landlord may request the Tenant to take care of the work himself or have him award the necessary contracts. In this event, the Tenant shall pay the costs directly instead of operating costs. Basically, the Tenant shall bear the following costs:

4.2.1 The Accruing Public Encumbrances on the Premises, in particular the Land Tax Should the land tax be increased subsequently during the term of the lease agreement, e.g., because the value of the property has been reassessed due to the new construction, the Tenant shall bear the resulting higher taxes, regardless of when they were established.

4.2.2 Costs for water supply and drainage

4.2.3 Heating costs

4.2.4 Hot water supply costs

4.2.5 Costs of the operation of the personnel and service elevator, operation and maintenance of the facilities, particularly the operation, inspection, servicing, cleaning, periodic testing of the operational readiness and occupational safety, including fitting by experts as well as the prime mover, alarm installations, and emergency systems, where applicable.

4.2.6 Costs of street cleaning and garbage removal (public fees and costs for non-public measures).

4.2.7 Housekeeping costs (Keeping the sections of the buildings used jointly clean, as well as the building facilities and accesses, as well as the purchasing of cleaning agents and equipment, the costs for dispersing salt and the cost of the product itself, the operation and maintenance of vacuum cleaners, sweepers and other maintenance equipment as well as pest control). The costs of periodic cleaning of the walls and shutters.

4.2.8 Landscaping costs (Care of planted areas, including sidewalks and roads, accesses and service roads, and, where applicable, existing roof greenery and hydroponics, including the replacement of plants, woods,


                                                                            2-18
       earth, sand, gravel and the like, as well as the operation, maintenance and repair of lawn mowers and other gardening equipment).

4.2.9 Lighting costs. (Outside lighting and lighting of the jointly used sections of the buildings as well as fuses, light bulbs and fluorescent tubes for these areas, as well as the operation and maintenance of the clocks).

4.2.10 Costs of chimney sweeping and emissions testing.

4.2.11 Costs of property and liability insurance (Costs of insurance against fire, storm and water damage), glass insurance (only for common areas), liability insurance for the building, the oil tank or the elevator.

4.2.12 Costs for the caretaker and house technician, who is responsible, in addition to the caretaker for the following: current salaries, social benefits, compensation, special payments, monetary compensation, payments in kind and other allowances, including employer contributions for social security, professional associations and the like, in addition to replacements for employees on vacation or on sick leave, as well as reimbursements of expense allowances paid by the Landlord and reimbursement of expenses, excluding, however, special compensation paid for maintenance and renovation.

4.2.13 Costs for gatekeepers and security.

4.2.14 Costs of operating the community antenna (the prime mover, periodic testing of the operational readiness, including fitting by experts) and broadband access.

4.2.15 Costs for the operation, maintenance and upkeep of refuse chutes, power-operated garbage removal equipment, gutters, lightning arrestors, emergency power generator, drainage pipes, fire alarm systems, sprinkler systems.

4.2.16 Costs for snow and ice removal including the salt required for this purpose.

4.2.17 Other operating costs that are not mentioned in items 1 to 16, but which are directly connected with the management of the building or the business unit, i.e., the operating costs of adjacent buildings, facilities and equipment, as well as the costs for the operation and maintenance of fire extinguishers and other household appliances, costs for the operation and maintenance of the existing ventilation system, a humidifier or an existing supporting refrigeration system, where applicable, as well as new taxes, duties and user charges or other property costs levied on real property and landholdings.

4.2.18 Costs of real property management and operating cost accounting procedures, the flat rate being 1.5% of the net rent.


                                                                            2-19

4.2.19 The meters for the heating costs, cold water usage and - and, where applicable, hot water usage, shall be rented. The costs shall be included with the yearly operating costs.

4.3 The operating costs constantly accruing to the Landlord shall be adjusted for the Tenant in consideration of the advance payments to be paid by the latter. Said costs are divided into the costs of heating, including hot water (heat bill) and the other operating costs. The allocation formula and the billing cycle shall be determined by the Landlord after a proper assessment. The allocation formula as well as the billing cycle originally selected may be changed by the Landlord after a proper assessment. The Landlord is entitled, after a proper assessment, to re-determine the advance payments for the operating costs based on the previous calculation in view of the already established changes in operating costs.

       The Landlord shall invoice the operating costs (heating and ancillary costs) in Euro dollars. The invoices submitted by the Landlord in German marks, are invoiced to the Tenant on the basis of the official conversion rate in Euro dollars. The amounts converted into Euro dollars are rounded off.

4.4 The heating bill shall be invoiced by the Landlord according to the terms of the HKVO (heating and ventilation) for heat billing.

4.5 Arrears and accounts based on operating costs invoices are to be settled within one month following receipt of the final bill.

4.6 Should the lease agreement or usufruct relationship terminate during the billing cycle, an interim reading shall be taken with the measuring devices to determine heat consumption for invoicing purposes. The costs of the interim reading shall be borne by the Tenant.

4.7 Even if the lease agreement or usufruct relationship is terminated during the billing cycle, the operating costs shall be invoiced according to the above-mentioned provisions. There shall be no intermediate invoice.

4.8 Invoices may be consulted at the head office of the Landlord/Manager for one month following receipt of the final bill.

4.9 The Tenant may set off against the Landlord's payment claims only if his claim for set-off is undisputed or has become res judicata. The same applies to the Tenant exercising his right of retention.


                                                                            2-20

4.10 The Tenant is entitled to reduce the rent or make other claims due to a defect in the leased premises only if the suitability for use of the leased premises is considerably reduced for more than a temporary period of time.

      A reduction in rent due to a defect that the Tenant was aware of when he inspected the leased premises prior to the signing of this contract, or may have been aware of under the given circumstances, or which he still accepted when he signed the acceptance-transfer certificate, is precluded; due to this type of defect, further claims made by the Tenant (e.g., compensation for damages, remedial action) are also precluded.

      A reduction in rent and the invoking of other claims against the Landlord is precluded, if under the circumstances for which the Landlord is not responsible (e.g., detours, roadblocks, public works, public works around neighboring buildings, etc.), the industrial use of the premises is impaired. The Landlord shall assign the claims to which he is legally entitled with respect to the leased premises to third parties.

ss.5  Security Deposit
----------------------

As security for all assigned or some outstanding claims of the Landlord's against the Tenant, arising from this contractual relationship, as well as any negligent actions, the Tenant shall have an irrevocable, open-ended bank deposit issued to the Landlord, with himself as the primary debtor, at a German bank of his choice. The amount of the bank deposit shall be as follows:

                                78,650.00 EURO
        (in words: seventy-eight thousand, six hundred and fifty EURO)

The original bank deposit document shall be handed over to the Landlord by the time of the signing of the contract, but by the beginning of the lease agreement at the latest. It has been agreed that the Landlord's form shall used be used for the security deposit, which is attached to this lease agreement.

ss.6  Adjustment of monthly rent. Renewal option
------------------------------------------------

6.1 On June 1, 2000, and thereafter yearly, every June 1, the monthly net rent shall increase or decrease according to ss. 4 of this lease agreement by the percentage by which the consumer price index of all private households in Germany (territorial boundaries according to October 3,1990), of the Federal Statistics Office (Basis 1991 = 100) has increased or decreased in comparison with the index status at the commencement of the leasing agreement according to ss. 3.1 of this lease agreement (and by subsequent changes to the index status of the latest change in rates). Neither the Landlord nor the Tenant are notified of the change in rent which occurs to the contract partner. ___


                                                                            2-21

6.2 Should the clause according to ss. 6.1 of the lease agreement not be approved within the scope of the pertinent provisions of the Price Clause Act and the Price Clause Ordinance, then either party may request adjustment of the rent (retroactively as well) on January 1st of the year, whereby the scale for the rent adjustment, which the index change mentioned in ss. 6.1, should include considerations of fairness.

      Should a new agreement between the Contracting Parties on the new rent not materialize within two months following the first adjustment requests of one of the parties, the new rent shall be determined in compliance with the above-mentioned scale by a publicly appointed sworn expert. This expert is to be named at the request of the one of the Contracting Parties by the local competent Chamber of Commerce and Industry (CCI). The expert must be actively working in the rental business. The decision of the expert as an arbitrator shall be binding on both parties. The right to challenge the decision because of an obvious mistake remains unaffected. The cost of the expert's decision-making procedure shall be borne by the parties following the success-failure ratio depending on the status of the negotiations prior to calling the Chamber of Commerce and Industry.

6.3 The Tenant shall be granted the right to renew the lease agreement for 5 years by means of a unilateral written statement declaration (option). If the Tenant chooses to exercise this option, it must submitted in writing to the Landlord at least 15 months prior to the expiration of the lease agreement.

      If this renewal option is exercised, an agreement must be reached between the parties about the amount of rent to be paid during the Tenant's option period.

      If the Contracting Parties do not come to an agreement about the future rent to be paid by 12 months prior to the expiration of the lease agreement at the latest, then at the request of one or both of the Contracting Parties, an expert named by the Chamber of Commerce and Industry in Frankfurt/Main as an arbitrator according to ss. 317 BGB [[Translator's note: "Burgerliches Gesetzbuch" = German Civil Code] shall decide whether and in what amount a change should be made of the rent paid to date after a proper assessment. When deciding what the rent should be, the arbitrator must take into consideration what would normally be paid for leased premises in a similar location and condition and of a similar type and size in Frankfurt/Main at the prevailing rates). The cost of the expert's decision-making procedure shall be borne by the parties following the success-failure ratio depending on the status of the negotiations prior to calling the Chamber of Commerce and Industry.

      The new price agreed up or established by the arbitrator shall be paid from the commencement of the option period. During the option period, the rent adjustment clause ss. 6.1 shall apply.


                                                                            2-22
ss.7  Use of the leased premises
--------------------------------

7.1 Should the way in which the leased premises are used require government licenses, or may be required during the leasing period, the Tenant shall take care of such matters. If government requirements are issued, the Tenant shall see to it that they are complied with. The Landlord shall not reimburse the Tenant for any of the expenses involved.

7.2 The Landlord may not be held liable for the fact that government licenses have been issued for the operation of the Tenant's business or that those government licenses issued have not been paid for. The Tenant must obtain the legal prerequisites to run his business.

7.3 The Landlord assumes no liability for the fact that the premises are designed for a use other than as offices. This is particularly true for the loading capacity of the floor structures and the technical installations. Should any construction projects become necessary for statistical or other reasons, or due to industrial policy regulations or requirements, the Tenant is obliged to award such contracts in his name and at his expense. These construction projects shall be executed with the Landlord's prior approval. Should building permits or the like be required for construction projects, they shall be applied for either in the name of the Tenant or in the name of the Landlord, as the latter sees fit, at the Tenant's expense and risk.

7.4 The Landlord shall not be held liable for damages incurred by water, fire, dampness, fungus or smoke to the Tenant's property, regardless of the type, origin, duration and scope of the effect, unless the Landlord caused the damage intentionally or due to gross negligence.

7.5 Disturbing neighbors with noises, vibrations, smells and the like should be avoided when using the leased premises.

7.6 Outside the leased premises, no goods, containers or other objects should be left lying around or be stored.

7.7 The Tenant hereby undertakes to bear the costs of having the name plate for the premises, for briefcases, elevators and for the electric bell installation designed in the style and size requested by the Landlord. The Landlord may also make these name plates or have them made at the Tenant's expense.

7.8 The existing display windows or display cabinets shall be always be carefully decorated and kept clean.

7.9 The Tenant shall ventilate the premises on a regular basis, and adjust the blinds so as to keep the rooms from becoming damp or overheated. Toilets shall be cleaned on a regular basis. The floor downcomers shall not be allowed to dry out.


                                                                            2-23

7.10  Non-competition protection is precluded.

7.11 Structural changes, additions and renovations including changes in technical devices in the leased premises needed by the Tenant require the Landlord's prior approval. Should building permits or the like be required, the Tenant shall apply for these at his expense and risk, either in his name or in the Landlord's, as the latter sees fit. The permit for construction projects must be presented to the Landlord before work may commence.

      The Tenant shall immediately notify the Landlord when a change in the floor plan, for which a permit has been issued, has been implemented, so that the Landlord always has an up-to-date floor plan.

7.12 In connection with all the construction projects, the Tenant is obliged to take all precautions regarding traffic safety. He therefore takes all the precautions necessary to protect third parties from all conceivable dangers. Should he transfer the planning and execution of these construction projects to third parties, he shall be bound to supervise their activities with respect to possible sources of danger. The Tenant hereby releases the Landlord from any claims arising from the violation of these duties.

ss.8  Care. Maintenance and Repair of the Leased Premises
---------------------------------------------------------

8.1 The Tenant shall keep the leased premises in order during the entire leasing period. This includes the specialized cleaning of windows and ledges (both inside and out).

8.2 The esthetic repairs required inside the premises periodically shall be the Tenant's responsibility. The Tenant assumes responsibility for up to 2% of the annual rent plus the value-added sales tax per year.

ss.9  Subletting of the Leased Premises to Third Parties
--------------------------------------------------------

Subletting of the leased premises is allowed. The Landlord may deny the Tenant the right to sublet for important reasons. If leased with the intention of subletting, the Landlord must be immediately notified in writing.

ss.10 Renovations and Repairs Done by the Landlord
--------------------------------------------------

10.1 However, improvements, structural changes, as well as other precautions required to maintain and improve the house or premises, to remove threatening dangers, or to eliminate damages, or which serve to


                                                                            2-24
      modernize or develop the leased premises or building may be carried out by the Landlord without first obtaining the Tenant's approval. The Tenant shall keep the premises intended for projects accessible until an announcement to this effect has been made. He may not impede nor delay the projects, or he will be liable for the additional costs or damages incurred.

10.2 The work required to remove dangers or prevent damages may also be performed immediately without prior notice.

10.3 If scaffolding needs to be erected inside or outside the house to carry out work, the Tenant shall take the necessary precautions in view of the associated dangers.

10.4 To the extent that the Tenant must endure the work performed by the Landlord on the leased premises, he may only reduce the rent when the work involved completely or considerably restricts his use of the leased premises.

ss.11 Return of the Leased Premises
-----------------------------------

11.1 The Tenant hereby undertakes to completely vacate all the leased premises at the end of the leasing period as well as to return the key he received at the beginning of the lease agreement. The leased premises shall be handed over renovated, and worn out or damaged floors shall be replaced. Furthermore, the Tenant hereby undertakes to remove the dowel pins at his expense, to close holes in accordance with the regulations, and to replace tiles that have been drilled through in the same style or color. The partitions purchased by the Landlord shall be handed over undamaged. If these partitions are damaged, they shall be replaced at the Tenant's expense.

11.2 In addition, the Tenant hereby undertakes to complete the esthetic repairs by the end of the lease agreement or usufruct relationship. The basis and standard for the execution of the esthetic repairs is the restoration of the original condition at the beginning of the lease agreement. The Tenant is likewise liable for damages to the leased premises that are not due to normal wear and tear. In such cases, the Landlord may also require replacement in specie. The same applies to culpable damage to the floor covering or other furnishings in the leased premises.


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                                     Page 13


11.4 Upon the termination of the leasing agreement, the installations erected on the Tenant's behalf shall be demolished by the Tenant (demolition obligation). However, the Contracting Parties may agree to another settlement prior to the termination of the contract.

11.5 If the return of the leased premises is delayed beyond the termination of the lease agreement, the application of ss. 568 BGB [Translator's note:
      German Civil Code] (tacit renewal) is precluded.

ss. 12 Summary Termination
--------------------------

12.1 If he presents an important reason, the Landlord is entitled to cancel the lease agreement effective immediately without observance of a period of advanced notice, particularly when:

      a) the Tenant, despite a written warning from the Landlord, has continued to use the leased premises in a manner that violates the contract

      b) the Tenant is in arrears with respect to his rent by an amount that is equal to two months' rent, or the Letter of Credit referring to his security deposit according to ss. 5 of the leasing agreement was not received on time

      c) the Tenant has initiated receivership proceedings against his creditors to protect his assets or has applied for judicial receivership proceedings to protect his assets, or judicial bankruptcy and insolvency proceedings have been initiated to protect the Tenant's assets.

12.2 The Landlord's right to summary termination is not extinguished by the fact that the Landlord does not use his prerequisites immediately following their presentation.

12.3  The statutory provisions apply to the remainder.

ss.13 Outdoor Advertising
-------------------------

The outside walls of the leased premises are not included in the lease agreement. The Tenant must ask the Landlord for permission to put up outside advertising.

Putting up posters inside and outside the fence is not permitted.

ss. 14 Final Provisions
-----------------------

14.1 Should some of the provisions of this contract be null and void or become voidable, the contract as a whole will not be affected. Such provisions are to be replaced by new versions within the scope and purpose of this


                                                                            2-26
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                                                                         Page 14


      contract and that best meet the intentions of the two Parties. This layout rule applies for any ambiguous or conflicting clauses.

14.2  All explanations shall be sent to the last known address of the other
      Party.

14.3 Changes and amendments to this contract must be in writing. Separate verbal agreements shall be null and void. The same applies to separate written agreements.

14.4 The Tenant is a resident within the meaning of ss.4,P. 1, No. 3 AWG [Translator's note: AWG = External Economic Relations Act]

                                       Yes
                                       ---

      Wording of ss. 4, P. 1, No.3, AWG

      "Natural persons with domicile or usual place of residence in the economic territory, legal entities and commercial partnerships with their head office or place of management in the economic territory; as well as non-resident branches in the economic territory are deemed as residents when they have their management and accounting here; non-resident establishments in the economic territory are considered residents if they have their administration, especially some accounting, herein."

      The Tenant hereby undertakes to immediately announce any changes concerning residency or non-residency status.

14.5 The Tenant is liable for damages to the windows of the premises that are used exclusively by the Tenant, unless the damages were caused by the Landlord. The Tenant shall take out insurance for this purpose.

      The Landlord is insured against tap water, storm and fire damages and has liability insurance as well. Since, according to 8.4, the Landlord is not liable for damages caused by slight negligence on his part, the Tenant is thus obliged to seek insurance protection against such damages himself.

14.6 Both parties to the lease agreement are aware of the special statutory written form requirements of ss.ss. 566 P. 1, 126 BGB [Translator's note:
      German Civil Code]. They hereby acknowledge that they each signed a bound copy of a single document within the scope of ss.ss. 566, P. 1, 126 BGB. If, against all expectations, a doubt should arise about the compliance with the statutory requirement for documents in writing, the Parties to the lease agreement hereby mutually undertake, at the request of one of the Contracting Parties at all reasonable times to take all measures and to provide all explanations necessary to satisfy the statutory requirement for documents in writing and not to cancel the lease agreement prematurely due to a judgment of non-compliance with the statutory requirement for documents in writing. This applies not only to the conclusion of the original contract/principal contract, but also to amendments, modifications, addenda and appendices.


                                                                            2-27

14.7 Both Contracting Parties shall store data regarding the administration of the lease agreement. The Landlord and Tenant shall ensure that only data required regarding compliance of the lease agreement with the regulations is stored, and that such data is in accordance with the provisions of the Data Protection Act.

14.8  Other Agreements

a) The Landlord assumes one third of the costs of the Tenant's additional requests, resulting from Appendix 1. The Tenant assumes the remaining two-thirds.

b) The Tenant is aware that at the present time no other areas have been developed and that the future development and conversion could well mean there will be some installation noise. The Tenant hereby agrees not to make a claim for rent reduction due to such noise.

c) Once the lease agreement has been signed, the model office space may be used by the Tenant prior to the date of his official occupancy. The incidental costs for this space shall be charged as of April 1, 1999 (advance payment for heating costs: 148.00 EURO/m(2) per month; advance payment for incidental expenses: 660.00 EURO/m(2) per month).

Munich, the                                                         March 26,'99
           ------------------------------    -----------------------

[Stamp illegible]

-----------------------------------------    -----------------------
- Landlord -                                 - Tenant -

Appendix 1: Preparation plan

Appendix 2: Minutes of Meeting for Discussion held on March 1, 1999 - Lease Plan

Appendix 3: Cost Estimate for Lease Plan


                                                                            2-28

                                  LEASE PLAN

  Development

  Reception

  Conference

  Offices

  Office ES                  Technical
Office Co                  Office
  Conference                 Office
  Conference                 Toilets Women
  Reception                  Toilets Men
  Development                Entrance
  Office                     Anteroom Technical
                                       Technical
                             Toilets Women
                             Toilets Men
                           Office


                                                                            2-29

                                                Legend: Room Assignments
                                                Codes for area calculations
                                                e.g. Office area = area assignm.
                                                Illegible

           Development      Office        Staircase        Toilets Men

       Staircase                                     Toilets Women

Elevator
Anteroom

Development        Archives    Personnel Kitchen

Development
                                            Rental Premises
                                       Barchthaustrasse 1-3
                                          Frankfurt am Main

                   Internationales Immobilien Institut GmbH     PLAN
                                         Albrechtstasse 14D     3rd Floor
                                                     Munich     ARIFICIAL

                                            Torsten Balluff
                                          Dr. Hassan Ghaemi
                                                 ARCHITECTS
                                              Lowengasse 27
                                                  Frankfurt


                                                                            2-30

TORSTEN BALLUFF                               GRADUATE IN ENGINEERING                   ARCHITECT
DR. HASSEN GHAEMI                             GRADUATE IN ENGINEERING                   ARCHITECT
LOWENGASSE 278 D-60985 FRANKFURT AM MAIN      TELEPHONE: (089) 94592860                 FAX (089) 9459285

---------------------------------------------------------------------------------------------------------
Minutes of meeting for Discussion No. 01      Property:                                 Page 1
Date: March 1, 1999 gh-h                      Barckhausstr. 1-3, Frankfurt/Main
Re: Barckhaussstrasse, Frankfurt/main         Leased premises preparation: 2 floors
---------------------------------------------------------------------------------------------------------

SUBJECT: DISCUSSION OF LEASE AGREEMENT

---------------------------------------------------------------------------------------------------------
Present:                                      DISTRIBUTION:
Mrs. Orth, ARIF                               iii: Mr. Karl/Mr. Dreher
Mr. Gerlinger, ARIF                           iii: Mr. Meier
Mr. Lopez-Schimm, Muller, in-house            AB: Bailuff/Dr. Ghaemi
---------------------------------------------------------------------------------------------------------

On March 1, 1999, the discussion of a lease agreement was held with the Firm ARIFICIAL in Barckhaussstrasse 1-3:

1.    The ARIFICIAL firm is interested in leasing the 3rd floor area.

2.    The draft should be ready on May 1, 1999.

3. The ARIFICIAL firm was handed the basic floor plans drawn to a scale of 1:200. The desired layout was turned over to AB Bailiuff/Dr. Ghaemi and Muller International on March 4, 1999. It was to be prepared and presented to the ARIFICIAL firm at the beginning of the calendar week 10/99.

4. The ARIFICIAL firm wants an open receiving area. In addition, one area of the leased premises is to be used as a large office. It may thus be necessary to refer to the call back inquiry with BAB Frankfurt am Main to request the permit.

5. Once the plans for cost allocation have been handed in, the architects should be able to do cost estimates for the additional services requested by the Tenant, such as F90 glazing, glazed T30 doors separating the corridors, laminated floors (as soundproof as possible), in sections, etc.

6. A calculation of the costs for leasing the entire 311 floor is also supposed to be submitted.


                                                                            2-31

TORSTEN BALLUFF                               GRADUATE IN ENGINEERING                   ARCHITECT
DR. HASSEN GHAEMI                             GRADUATE IN ENGINEERING                   ARCHITECT
LOWENGASSE 278 D-60985 FRANKFURT AM MAIN      TELEPHONE: (089) 94592860                 FAX (089) 9459285

Location: iii-Leased premises 1.103,
          Barckhausstr.1-3/Kettenhofweg, Frankfurt am Main       Preparation of leased premises 3rd floor
----------------------------------------------------------------------------------------
Section:  Preparation of 3rd floor     Amount   Unit   EP* in   GP* in   EP* in   GP* in
          Cost estimate for                            DM       DM       EURO     EURO
          customization
----------------------------------------------------------------------------------------
Position  Explanation
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          Compilation
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          Sub-total Pos. 1
----------------------------------------------------------------------------------------
          Sub-total Pos. 2
----------------------------------------------------------------------------------------
          Sub-total Pos. 3
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          Total Pos. 1 to 3
----------------------------------------------------------------------------------------
          Plus incidental expenses
          15%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          Total net costs
----------------------------------------------------------------------------------------
          Plus value-added sales tax
          16%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          Total gross costs
----------------------------------------------------------------------------------------

* [Translator's note: No reference found for these abbreviations]

ARIFICIAL
Cost Estimate


                                                                            2-32

                       INTERNATIONAL IMMOBILIEN INSTITUT
                     (INTERNATIONAL REAL ESTAT INSTITUTE)

                                                      Contract No. _____________

                             (CONTRACT OF) GUARANTEE

In which Internationales Immobilen Institut GmbH [Int. Real Estate Institute,L/L.C.
                       Albrechtstr. 14, 80636 Munich

hereinafter known as the "Landlord"

and Mr/Mrs./Firm

--------------------------------------------------------------------------------

hereinafter known as the "Tenant"

Lease agreement signed by ___________concerning Apartment/Offices/Premises in the house

--------------------------------------------------------------------------------
hereby agree that the Tenant is to give the Landlord, as security for the performance of this contract, as stipulated in the contract a security deposit in the amount of EURO ___________ (in words _____________________________ EURO).

The security is provided by means of a bank guarantee. It serves as security for all the claims of the Landlord that arise from the above-mentioned lease agreement or a any contract amending or replacing this contract or a subsequent usufruct or a renewal of the contract.

On this premise, we assume the (please provide the exact address)

--------------------------------------------------------------------------------
for the Tenant against the Landlord a guarantee for which the Tenant is directly liable up to the amount of
                                EURO_____________
(in words _____________________________________ EURO) upon the waiver of the defense plea of the principal debtor (ss. 768 BGB [Translator's note: German Civil Code], of the voidability and offsetability (ss. 770 BGB) and of the benefit of discussion (ss. 771 BGB) as well as of the notifications according to ss. 177 BGB.

We hereby undertake, at the Landlord's first request, to pay him in full the amount guaranteed. All that is required as proof of such claims is a photocopy of the lease account.

If the building is sold in which the leased premises are located, the guarantee is given to the purchaser.

Our guarantee is valid until the Landlord's claims arising from the above-mentioned lease agreement have been liquidated. The bank's right, to release itself from its obligation arising from the guarantee by depositing the security deposit is precluded. The bank's obligation terminates with the return of this contract of guaranty.

Venue is Munich, insofar as possible.

_________________________the ______________     ________________________________
Place                             Date                  Stamp and Signature


                                                                            2-33